Exhibit 99.1

comScore, Inc. Reports Second Quarter 2014 Results

Strong Performance Reflects Continued Business Momentum
RESTON, VA - August 5, 2014 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the second quarter 2014.
Second Quarter 2014
comScore achieved record quarterly revenue of $80.0 million. GAAP loss before income taxes was $2.7 million; and GAAP net loss was $3.2 million, or $(0.09) per basic and diluted share, which primarily reflects the accrual of contingent losses expected from the tentative settlement related to comScore's outstanding privacy class-action litigation which was reported in our Form 8-K dated May 30, 2014.
Second quarter and year to date 2014 metrics compared to results for the second quarter and year to date in the prior year* were as follows:

•	Second quarter revenues of $80.0 million, up 14% from a year ago.

•	Second quarter adjusted EBITDA of $16.7 million, up 20% from a year ago.

•	Second quarter adjusted EBITDA margin was 21% of revenue, as compared to 20% in the same quarter of 2013.

•	Year to date revenues of $156.9 million, up 13% from the same period in 2013 and up 14% on a pro forma basis*.

•	Year to date adjusted EBITDA of $32.1 million, up 20% from the same period in 2013 and up 21% from a year ago on a pro forma basis*.
* comScore divested its Non-Health Copy Testing and Configuration Manager products in March 2013. All year-to-date 2013 pro forma growth rates included in the foregoing reflect adjustments to exclude the company's Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Serge Matta, comScore’s chief executive officer, said, “Our strong performance in the second quarter reflects continued sharp execution on comScore’s key strategic priorities and positive momentum across our business.  vCE continues to be a leader in digital measurement as we advance our long-term, strategic partnerships with Yahoo and Google to provide essential digital, mobile and video analytics to global advertisers seamlessly.  We are also pleased to announce an expansion of our relationship with GroupM as a Preferred Strategic Partner, allowing us to further grow our vCE client base. This quarter, we continued to meaningfully enhance our core vCE product offerings and increase the value we provide to advertisers with the addition of sophisticated ad fraud detection technology via the MdotLabs acquisition.  Looking forward, we are confident that we are very well-positioned to deliver superior value to our clients, partners and shareholders by capitalizing on dynamic market trends around the mobile and multi-platform consumer, ubiquitous video and advertising automation."

Second Quarter 2014 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	2Q14	2Q13	Change
Subscription Revenue	$72.6	$59.5	22.0%
Project Revenue	$7.4	$10.4	(28.8)%
Existing Customer Revenue	$73.3	$62.5	17.3%
New Customer Revenue	$6.7	$7.4	(9.5)%
International Revenue	$23.9	$20.5	16.6%
Customer Count	2,459	2,250	9.3%

Financial Outlook
comScore's expectations for the third quarter of 2014 are outlined in the table below:

GAAP revenue	$80.6 million to $82.7 million

GAAP (loss) income before income taxes	($1.1) million to $0.7 million

Adjusted EBITDA**	$15.7 million to $17.4 million

Estimated fully-diluted shares	34.6 million
comScore's expectations for full year 2014 are outlined in the table below:

GAAP revenue	$320.5 million to $329.5 million

GAAP (loss) income before income taxes	($3.9) million to $0.2 million

Adjusted EBITDA**	$62.5 million to $69.5 million

Estimated fully-diluted shares	34.7 million

**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP Income (loss) before income taxes is set forth in the attachment to this press release.
Given the discussion herein regarding our non-health copy testing and configuration manager products, which we disposed of in 2013, we are also providing Non-GAAP pro forma revenue and pro forma Adjusted EBITDA reconciliations for the corresponding prior periods that exclude this business in the attachments to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, August 5 at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4218, Pass code 50689742
(International) 617-213-4870, Pass code 50689742
Replay Number: 888-286-8010, Pass code 71882823
(International) 617-801-6888, Pass code 71882823
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-

GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Year to date 2013 Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Year to date 2013 adjusted pro forma EBITDA also excludes the estimated effects of operations related to Non-Health Copy Testing and Configuration Manager products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the sale of the company's non-health copy testing products in March 2013 promotes better comparability of the company's financial statements.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of products and services by customers, including vCE; expectations regarding continued growth of its customer base; expectations as to the company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products, including vCE and Total Video measurement, expectations as to new product releases; expectations as to the benefits of comScore’s partnerships, such as those with Google, Yahoo and GroupM; expectations regarding the results of litigation and the potential settlement thereof; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the third quarter and full year of 2014 and beyond. These statements involve risks and uncertainties that could cause comScore's actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to develop new products; comScore's ability to sell additional subscription-based products to customers; comScore’s dependence on key partnership arrangements, comScore's ability to sell additional products and services to existing customers; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2013, comScore's most recent Quarterly Report on Form 10-Q and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$80,013	$69,911	$156,912	$138,759
Cost of revenue (excludes amortization of intangible assets) (1)	23,232	21,610	46,673	44,164
Selling and marketing (1)	26,600	25,491	52,666	49,949
Research and development (1)	12,931	9,803	25,408	20,026
General and administrative (1)	14,642	11,238	27,986	20,250
Amortization of intangible assets	1,919	1,936	3,874	4,087
Gain on asset disposition	—	—	—	(210)
Settlement of litigation, net	2,940	(1,160)	2,860	(1,160)
Total expenses from operations	82,264	68,918	159,467	137,106
(Loss) income from operations	(2,251)	993	(2,555)	1,653
Interest and other (expense), net	(304)	(168)	(507)	(332)
Loss from foreign currency	(164)	93	(317)	(247)
(Loss) income before income tax provision	(2,719)	918	(3,379)	1,074
Income tax provision	(481)	(1,316)	(603)	(3,495)
Net loss	$(3,200)	$(398)	$(3,982)	$(2,421)
Net loss per common share:
Basic	$(0.09)	$(0.01)	$(0.12)	$(0.07)
Diluted	$(0.09)	$(0.01)	$(0.12)	$(0.07)
Weighted-average number of shares used in per share calculation - common stock:
Basic	33,688,945	34,414,301	33,601,610	34,317,569
Diluted	33,688,945	34,414,301	33,601,610	34,317,569

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$1,002	$832	$1,727	$1,548
Selling and marketing	$3,667	$3,219	$6,063	$6,032
Research and development	$856	$602	$1,581	$1,216
General and administrative	$3,535	$2,493	$6,912	$3,349

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$39,002	$67,795
Accounts receivable, net of allowances of $2,358 and $1,667, respectively	86,852	90,040
Prepaid expenses and other current assets	22,372	10,162
Deferred tax assets	12,194	10,802
Total current assets	160,420	178,799
Property and equipment, net	40,858	37,995
Other non-current assets	1,132	1,123
Long-term deferred tax assets	9,232	9,244
Intangible assets, net	28,994	32,938
Goodwill	103,040	103,314
Total assets	$343,676	$363,413
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,837	$3,378
Accrued expenses	42,013	33,472
Deferred revenue	91,569	86,607
Deferred rent	1,832	1,155
Deferred tax liabilities	10	10
Capital lease obligations	11,922	10,351
Total current liabilities	150,183	134,973
Deferred rent, long-term	10,592	11,747
Deferred revenue, long-term	2,201	2,859
Deferred tax liabilities, long-term	590	595
Capital lease obligations, long-term	13,513	13,330
Other long-term liabilities	1,032	1,107
Total liabilities	178,111	164,611
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	300,429	293,322
Accumulated other comprehensive income	1,656	1,726
Accumulated deficit	(87,155)	(83,173)
Treasury stock	(49,401)	(13,109)
Total stockholders’ equity	165,565	198,802
Total liabilities and stockholders’ equity	$343,676	$363,413

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2014	2013
	(unaudited)	*
Operating activities:
Net loss	$(3,982)	$(2,421)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,563	8,156
Amortization of intangible assets	3,874	4,087
Provision for bad debts	1,971	582
Stock-based compensation	16,283	12,145
Amortization of deferred rent	(525)	61
Deferred tax (benefit) provision	(1,432)	2,702
Gain on asset disposition	(55)	(222)
Changes in operating assets and liabilities:
Accounts receivable	1,200	6,179
Prepaid expenses and other current assets	(12,164)	1,200
Accounts payable, accrued expenses, and other liabilities	10,281	2,924
Deferred revenue	4,290	(1)
Deferred rent	36	1,590
Net cash provided by operating activities	28,340	36,982
Investing activities:
Proceeds from asset disposition, net	—	160
Purchase of property and equipment	(4,691)	(2,315)
Net cash used in investing activities	(4,691)	(2,155)
Financing activities:
Proceeds from the exercise of common stock options	20	91
Repurchase of common stock (withholding taxes)	(12,132)	(7,048)
Repurchase of common stock (treasury shares)	(36,292)	(496)
Excess tax benefits from stock based compensation	1,181	—
Principal payments on capital lease obligations	(5,573)	(4,624)
Proceeds from financing arrangements	—	3,941
Principal payments on financing arrangements	—	(1,971)
Net cash used in financing activities	(52,796)	(10,107)
Effect of exchange rate changes on cash	354	(714)
Net (decrease) increase in cash and cash equivalents	(28,793)	24,006
Cash and cash equivalents at beginning of period	67,795	61,764
Cash and cash equivalents at end of period	$39,002	$85,770

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$80,013	$69,911	$156,912	$138,759
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(1,330)
Non-GAAP Revenue (1)	$80,013	$69,911	$156,912	$137,429

(Loss) income before income taxes	$(2,719)	$918	$(3,379)	$1,074
Deferred tax benefit (provision)	1,177	(914)	1,432	(2,702)
Current tax provision	(1,658)	(402)	(2,035)	(793)
Net loss	(3,200)	(398)	(3,982)	(2,421)
Amortization of intangible assets	1,919	1,936	3,874	4,087
Stock-based compensation	9,060	7,146	16,283	12,145
Costs related to acquisitions, restructuring and other infrequently occurring items	825	926	3,436	2,344
Settlement of litigation, net	2,940	(1,160)	2,860	(1,160)
Gain on asset disposition	—	—	—	(210)
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(170)
Non-cash portion of current tax provision related to excess tax benefits from stock based compensation (2)	916	—	1,181	—
Deferred tax (benefit) provision	(1,177)	914	(1,432)	2,702
Non-GAAP net income (1)	11,283	9,364	22,220	17,317
Current tax provision, excluding non-cash portion	742	402	854	793
Depreciation	4,380	4,045	8,563	8,156
Interest Exp (income), net	304	168	507	332
Adjusted EBITDA (1)	$16,709	$13,979	$32,144	$26,598
Adjusted EBITDA margin (%)	21%	20%	20%	19%

EPS (diluted)	$(0.09)	$(0.01)	$(0.12)	$(0.07)
Non-GAAP EPS (diluted)	$0.33	$0.26	$0.64	$0.48

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,688,945	34,414,301	33,601,610	34,317,569
Non-GAAP EPS (diluted)	34,641,555	35,783,944	34,764,377	35,880,252

(1) comScore divested its Non-Health Copy Testing and Configuration Manager Products in March 2013. All year-to-date 2013 amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products.
(2) Included in the tax provision for the three and six months ended June 30, 2014 was $0.9 million and $1.2 million, respectively, of non-cash current tax expense related to excess tax benefits from stock based compensation.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net cash provided by operating activities	$8,965	$18,562	$28,340	$36,982
Purchase of property and equipment	(2,818)	(760)	(4,691)	(2,315)
Free cash flow	$6,147	$17,802	$23,649	$34,667

Revenue and Reconciliation of Income (Loss) before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending September 30, 2014 and December 31, 2014 are based on the mid-points of the range of guidance provided herein
The twelve month period ending December 31, 2013 has been adjusted to exclude the results of operations from the Non-Health Copy-Testing and Configuration Manager products activity which was disposed of during the first quarter of 2013.

	Three Months Ended September 30,		Full Year December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$81,700	$71,606	$325,000	$285,530	(1)

Income (loss) before income taxes	(200)	707	$(1,900)	2,183
Amortization of intangible assets	1,900	1,956	7,700	7,697
Stock-based compensation	8,900	7,243	32,900	27,035
Costs related to acquisitions, restructuring and other infrequently occurring items	1,100	2,247	5,300	7,015
Settlement of litigation	(100)	—	2,700	(1,360)
Gain on ARS disposition	—		—	(214)
Depreciation	4,600	3,964	18,000	16,777
Interest expense, net	400	238	1,300	938
Adjusted EBITDA	$16,600	$16,355	$66,000	$60,071	(1)
Adjusted EBITDA margin (%)	20%	23%	20%	21	(1)%

Estimated Q3 2014 and full year 2014 non-GAAP (Diluted) share count is 34.6MM and 34.7MM, respectively.

(1) Amounts include adjustments to exclude the Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products.

Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (1)
(dollars in thousands)

	Twelve Months Ended December 31,
	2013
	(unaudited)
	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Pro Forma

Revenue	$286,860	(1,330)	285,530
Adjusted EBITDA(2)	$60,241	(170)	$60,071
Adjusted EBITDA margin (%)	21%	13%	21%

(1) 2013 annual pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products.
(2) See reconciliation of Adjusted EBITDA.
(3) Adjustments to exclude the Non-Health Copy Testing and Configuration Manager products are based on management’s estimates of the revenue and results of operations of such products during 2013.